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                                                              Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-52277 of Union Pacific Corporation on Form S-8 of our report dated February 7, 1994 appearing in this Annual Report on Form 11-K of the USPCI, INC. Savings Plan for the year ended December 31, 1992.


/s/DELOITTE & TOUCHE
New York, New York
February 15, 1994